Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference therein of our audit report dated March 8, 2022 (except as to Note 1(c) which is as of October 19, 2022), included in its Annual Report on Form 20-F for the year ended October 31, 2023, filed with the Securities and Exchange Commission, in the Registration Statements on Form F-3 (Registration Nos. 333-275991, 333-270859 and 333- 273293) and related Prospectuses of Clearmind Medicine Inc.

/s/ SATURNA GROUP CHARTERED PROFESSIONAL ACCOUNTANTS LLP

SATURNA GROUP CHARTERED PROFESSIONAL ACCOUNTANTS LLP

Vancouver, Canada

March 18, 2024